EXHIBIT  2.4

MINCO MINING & METALS CORPORATION

(the “Company”)

Request for Financial Statements

In accordance with National Instrument 54-102 and National Instrument 51-102 of the Canadian Securities Administrators, registered and beneficial shareholders of the subject Company may elect annually to receive interim corporate mailings, including interim financial statements of the Company and management’s discussion and analysis related thereto and the Company’s annual financial statements and management’s discussion and analysis related thereto, if they so request. If you wish to receive such mailing, please complete and return this form to:

Minco Mining & Metals Corporation

Suite #1980, 1055 West Hastings Street,

Vancouver, B.C.

V6E 2E9

I wish to receive the following (check all that apply):

[ ] interim corporate mailings, including interim financial statements of the Company and management’s discussion and analysis related thereto

[ ] annual financial statements and management’s discussion and analysis related thereto

NAME:

ADDRESS:

Country:

Postal Code or Area Code:

I confirm that I am the

BENEFICIAL/REGISTERED owner of

 shares of the Company

(please circle which applies)

    (indicate number& common or preferred)

SIGNATURE OF SHAREHOLDER:

DATE:

 .

CUSIP # 60253L